UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 1, 2004

(Date of earliest event reported)

CRITICAL PATH, INC.

(Exact name of registrant as specified in its charter)

California	000-25331	91-1788300
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 The Embarcadero, San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

(415) 541-2500

(Registrant’s telephone number,

including area code)

Item 5. Other Events and Regulation FD Disclosure.

On June 1, 2004, Critical Path, Inc. (the “Company”) issued a press release announcing three new members to its Board of Directors. Tom Tinsley joined the Board of Directors replacing William Ford as General Atlantic Partners’ board designee. Mark Ferrer, the Company’s Chief Executive Officer, and Michael Shannahan also joined the Board of Directors. A copy of the press release announcing the new members to the Board of Directors is filed herewith as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release dated June 1, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRITICAL PATH, INC.

Date: June 1, 2004	By	/s/ Michael J. Zukerman
	Name:	Michael J. Zukerman
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

99.1	Press Release dated June 1, 2004.